EXHIBIT 23.1

                                   CONSENT OF
                    HORGAN, ROSENE, BECKHAM & COREN, L.L.P.

                                [HRBC LETTERHEAD]

                                November 21, 2005

Community West Bancshares
445 Pine Avenue
Goleta, California 93117

     Re:     Amendment No. 2 to Registration Statement on Form S-8
             -----------------------------------------------------

Ladies and Gentlemen:

     We hereby consent to the incorporation by reference in Amendment No. 2 to Registration Statement on Form S-8 (File No. 333-43531) of our opinion dated December 30, 1997 that was filed as Exhibit 5 to the Registration Statement on Form S-8 filed with the SEC on December 31, 1997 (File No. 333-43531).

                                  /s/ HORGAN, ROSEN, BECKHAM & COREN, L.L.P.

                                  HORGAN, ROSEN, BECKHAM & COREN, L.L.P